Exhibit 11.1 Statement Regarding Computation of NET Income Per Share

                  Computation of Per Share Loss

                                                   For the three months ended        For the nine months ended
                                                            September 30,                   September 30,
                                                   ---------------------------       --------------------------
                                                         1996            1995           1996             1995
                                                         ----            ----           ----             ----
Earnings per Common and
Common Equivalent Share:

Initial Public Offering Price                          $16.00          $16.00         $16.00           $16.00

Weighted Average Common
Shares Outstanding During Period:                   1,223,000       1,198,000      1,206,000        1,194,000

Shares of Common stock issued
within the last twelve months
preceding the initial filing date                   1,272,000       1,272,000      1,272,000        1,272,000
                                                    ---------       ---------      ---------        ---------
                                                    2,495,000       2,470,000      2,478,000        2,466,000

Common Stock Equivalents:

Common Stock options and warrants
granted within the last twelve months
preceding the initial filing date                   1,375,000       1,375,000      1,375,000        1,375,000

Preferred Stock convertible into Common
Stock and sold within the last twelve months
preceding the initial filing date                   4,019,000       4,019,000      4,019,000        4,019,000
                                                    ---------       ---------      ---------        ---------
                                                    5,394,000       5,394,000      5,394,000        5,394,000

Weighted average Common and Common
Equivalent Shares                                   7,889,000       7,864,000      7,872,000        7,860,000

Net loss for period                               ($1,322,000)      ($739,000)   ($3,550,000)       ($797,000)

Loss per Share                                         ($0.17)         ($0.09)        ($0.45)          ($0.10)

                                       25